AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1996
                                                REGISTRATION NO. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             AVIATION SALES COMPANY
                         -------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                                    65-0665658
   --------------------------                        ---------------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                    Identification No.)

   6905 NW 25TH STREET, MIAMI, FLORIDA                             33122
   -----------------------------------------------------------------------
   (Address of Principal Executive Offices)                     (Zip Code)

                        1996 DIRECTORS STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                         ------------------------------
                            (Full Title of the Plans)

                            DALE S. BAKER, PRESIDENT
                             AVIATION SALES COMPANY
                               6905 NW 25TH STREET
                              MIAMI, FLORIDA 33122
                         ------------------------------
                     (Name and address of agent for service)

                                 (305) 592-4055
                   ------------------------------------------
          (Telephone number, including area code, of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                             STEPHEN K. RODDENBERRY
                               PHILIP B. SCHWARTZ
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                          SUNTRUST INTERNATIONAL CENTER
                         ONE S.E. 3RD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                         CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED MAXIMUM
         TITLE OF                    AMOUNT TO              PROPOSED MAXIMUM        AGGREGATE OFFERING          AMOUNT OF
SECURITIES TO BE REGISTERED       BE REGISTERED (3)     OFFERING PRICE PER SHARE        PRICE (4)           REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------------
Stock Options, each to purchase
one share of Common Stock, par
value $.001 per share (1)          800,000 options              --                        --                      --

Common Stock, par value $.001
per share (2)                      800,000 shares            $19.00 (4)                $15,200,000             $5,241.38
- ---------------------------------------------------------------------------------------------------------------------------------

(1) Includes stock options granted and/or to be granted pursuant to the Registrant's 1996 Director Stock Option Plan and/or the Registrant's 1996 Stock Option Plan.

(2) Represents shares issuable upon the exercise of options granted and/or to be granted under the Registrant's 1996 Director Stock Option Plan and/or the Registrant's 1996 Stock Option Plan.
(3) This Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


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                                        2
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INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference into this Registration Statement on Form S-8:

        a. The Prospectus, dated June 26, 1996, contained in the Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission (the "Commission") on June 26, 1996 (File No. 333-3650).

        b. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 28, 1996, and any amendment or report filed with the Commission for the purpose of updating such description, under the Exchange Act.

        In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission.


 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Certificate of Incorporation of the Registrant provides for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended or supplemented. The Certificate of Incorporation further provides that the indemnification provided for therein shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

        The Certificate of Incorporation also contains a provision that eliminates the personal liability of the Registrant's directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. The provision does not limit a director's liability for (i) breaches of duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith, involving intentional misconduct or involving knowing violations of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law, or (iv) transactions in which the director receives an improper personal benefit. Depending on judicial interpretation, the provision may not affect liability for violations of the federal securities laws.

        Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.


 EXHIBITS.

        The exhibits filed as part of this Registration Statement are as follows:


               EXHIBIT
                NUMBER
               -------

                 5.1        --   Opinion of Akerman, Senterfitt & Eidson, P.A.,
                                 as to the legality of the securities being offered hereunder

                 10.1       --   Aviation Sales Company 1996 Director Stock
                                 Option Plan (incorporated by reference to
                                 Exhibit 10.10 of the Registrant's Registration
                                 Statement on Form S-1 -- File No. 333-3650)
                 10.2       --   Aviation Sales Company 1996 Stock Option Plan
                                 (incorporated by reference to Exhibit 10.11 of
                                 the Registrant's Registration Statement on Form
                                 S-1 -- File No. 333-3650)
                 23.1       --   Consent of Arthur Andersen LLP
                 23.2       --   Consent of KPMG Peat Marwick LLP
                 23.3       --   Consent of Akerman, Senterfitt & Eidson, P.A.
                                 (included in opinion filed as Exhibit 5.1)
                 24.1       --   Powers of Attorney -- included as part of the
                                 signature page hereto

 UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        A.     (1)    To file, during any period in which offers or sales are
        being made, a post-effective amendment to this Registration Statement:

                      (i)    To include any prospectus required by Section 10(a)
               (3) of the Securities Act.

                      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Aviation Sales Company (the "Registrant") certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 26 day of June, 1996.


                                    AVIATION SALES COMPANY


                                    By: /s/ DALE S. BAKER
                                        --------------------------------------
                                        DALE S. BAKER
                                        President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale S. Baker and Joseph E. Civiletto and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on June 26, 1996.

 SIGNATURE                        TITLE                       DATE

/s/ DALE S. BAKER
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 Dale S. Baker            President, Chief Executive           June 26, 1996
                          Officer and Chairman of the
                          Board (principal executive
                          officer)

/s/ JOSEPH E. CIVILETTO
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 Joseph E. Civiletto      Vice President and                   June 26, 1996
                          Chief Financial Officer (principal
                          financial and accounting officer)

/s/ ROBERT ALPERT
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 Robert Alpert            Director                             June 26, 1996

/s/ TIM WATKINS
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 Tim Watkins              Director                             June 26, 1996

/s/ KAZUTAMI OKUI
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 Kazutami Okui            Director                             June 26, 1996

/s/ SAM HUMPHREYS
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 Sam Humphreys            Director                             June 26, 1996

/s/ HAROLD M. WOODY
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 Harold M. Woody          Director                             June 26, 1996

                                  EXHIBIT INDEX


          EXHIBIT NUMBER         DESCRIPTION
          --------------         -----------

           5.1            --     Opinion of Akerman, Senterfitt & Eidson, P.A.,
                                 as to the legality of the securities being
                                 offered hereunder
          10.1            --     Aviation Sales Company 1996 Director Stock
                                 Option Plan (incorporated by reference to
                                 Exhibit 10.10 of the Registrant's Registration
                                 Statement on Form S-1 -- File No. 333-3650)
          10.2            --     Aviation Sales Company 1996 Stock Option Plan
                                 (incorporated by reference to Exhibit 10.11 of
                                 the Registrant's Registration Statement on Form
                                 S-1 -- File No. 333-3650)
          23.1            --     Consent of Arthur Andersen LLP
          23.2            --     Consent of KPMG Peat Marwick LLP
          23.3            --     Consent of Akerman, Senterfitt & Eidson, P.A.
                                 (included in opinion filed as Exhibit 5.1)
          24.1            --     Powers of Attorney -- included as part of the
                                 signature page hereto